UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event report): September 2, 2016

TERRAFORM GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37528 (Commission File Number)	47-1919173 (IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2016, TerraForm Global Operating, LLC (“TerraForm Global Operating”), an indirect subsidiary of TerraForm Global, Inc. (the “Company”), entered into a second supplemental indenture (the “Second Supplemental Indenture”) to the indenture dated as of August 5, 2015, as supplemented by the first supplemental indenture, dated as of November 4, 2015 (as so supplemented, the “Indenture”), by and among TerraForm Global Operating, as issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee, relating to TerraForm Global Operating’s 9.75% Senior Notes due 2022 (the “Notes”).

The Second Supplemental Indenture, among other things, (i) provides for special interest on the Notes beginning on September 6, 2016 through December 6, 2016 at a rate equal to 4.0% per annum; (ii) requires TerraForm Global Operating to repay the borrowing currently outstanding (other than the outstanding letters of credit) under TerraForm Global Operating’s Credit and Guaranty Agreement, dated as of August 5, 2015, as amended, and restricts the ability of TerraForm Global Operating and its restricted subsidiaries to further borrow under the credit facility until the earlier of six (6) months after the repayment or such time as SunEdison, Inc. (“SunEdison”) and its subsidiaries (other than the Company, TerraForm Power, Inc. and their respective subsidiaries) have disposed of all or substantially all of their equity interests in the Company; (iii) imposes restrictions and conditions (including, in some cases, the existence of a board of directors of the Company that is independent from SunEdison) on the ability of TerraForm Global, LLC and its restricted subsidiaries to make restricted payments and permitted investments or to incur indebtedness or permitted liens; (iv) imposes restrictions and conditions on the ability of TerraForm Global, LLC and its restricted subsidiaries to settle, or pay settlement amounts in respect of, litigation claims involving excess settlement amounts; and (v) requires TerraForm Global, LLC to provide legal and financial advisors to certain ad hoc holders of the Notes with certain information, including certain information delivered to the lenders under TerraForm Global Operating’s credit facility.

The Second Supplemental Indenture was entered into to effectuate certain amendments to the Indenture in connection with the consummation of TerraForm Global Operating’s consent solicitation, as further described under Item 8.01 of this Current Report on Form 8-K.

The foregoing descriptions of the Second Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the Second Supplemental Indenture, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On September 2, 2016, the Company issued a press release announcing the successful completion of TerraForm Global Operating’s solicitation of consents from holders of the Notes to obtain waivers relating to certain reporting covenants under the Indenture and to effectuate certain amendments to the Indenture. Under the terms of the waivers, the deadline to comply with the reporting covenants in the Indenture relating to the filing of the Company’s Form 10-K for 2015 and Form 10-Q for the first quarter of 2016 was extended to December 6, 2016. Compliance with the reporting covenants in the Indenture relating to the filing of the Company’s Form 10-Q for the second quarter of 2016 was also waived until December 6, 2016, and consequently no event of default is expected to occur with respect to this Form 10-Q unless such Form 10-Q were not filed by early 2017. A copy of the press release is attached as Exhibit 99.1 to this Current Report on this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Second Supplemental Indenture, dated as of September 2, 2016, to the Indenture, among TerraForm Global Operating, LLC, as issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee.

99.1	Press release, dated September 2, 2016, titled “TerraForm Global Operating, LLC Announces Completion of Consent Solicitation”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

By:	/s/ Rebecca Cranna
Name: Rebecca Cranna Title: Executive Vice President and Chief Financial Officer

Date: September 2, 2016

Exhibit Index

Exhibit No.	Description
10.1
Second Supplemental Indenture, dated as of September 2, 2016, to the Indenture, among TerraForm Global Operating, LLC, as issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee.

99.1	Press release, dated September 2, 2016, titled “TerraForm Global Operating, LLC Announces Completion of Consent Solicitation”.